SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 14, 2017

DIODES INCORPORATED

(Exact name of Registrant as Specified in Its Charter)

Delaware	002-25577	95-2039518
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

4949 Hedgcoxe Road, Suite 200, Plano, TX	75024
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s Telephone Number, Including Area Code: (972) 987-3900

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instructions A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On February 14, 2017, Diodes Incorporated (the “Company”) issued a press release announcing its fourth quarter and full year 2016 financial results. A copy of the press release is furnished as Exhibit 99.1.

In the press release, the Company utilizes financial measures and terms not calculated in accordance with generally accepted accounting principles in the United States (“GAAP”) in order to provide investors with an alternative method for assessing the Company’s operating results in a manner that enables investors to more thoroughly evaluate its current performance as compared to past performance. The Company also believes these non-GAAP measures provide investors with a more informed baseline for modeling the Company’s future financial performance. Management uses these non-GAAP measures for the same purpose. The Company believes that investors should have access to the same set of tools that management uses in analyzing results. These non-GAAP measures should be considered in addition to results prepared in accordance with GAAP, but should not be considered a substitute for or superior to GAAP results and may differ from similar measures used by other companies. See Exhibit 99.1 for a description and reconciliation with GAAP of the non-GAAP measures used.

The information furnished in this Item 2.02, including the exhibit incorporated by reference, will not be treated as “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”), or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.

Item 2.05	Costs Associated with Exit or Disposal Activities.

The landlord has informed the Company that it will not renew the lease of the Company’s wafer fabrication plant located in Lee’s Summit, MO, which lease expires on December 31, 2017. KFAB has leased this facility since 1994.

In light of the landlord’s decision not to renew the lease, the Company has begun activities to transfer the KFAB wafer manufacturing operations to other Company wafer fabrication plants and external foundries. The Company expects to cease operations there late in third quarter 2017 and to vacate the premises no later than November 15, 2017. Employees will be offered retention and standard severance packages.

Total KFAB shutdown costs are expected to be approximately $10 million to $12 million, on a pretax basis, which will be expensed and paid throughout 2017. Expenses to be incurred include cash costs of approximately $4 million for employee retention and severance, $2 million for contract termination costs, and $2 million for equipment and building decommissioning costs and non-cash costs of $2 million for equipment impairment and $1 million of inventory write-off. Because of lower costs and improved utilization of our internal wafer fabs we expect our annual savings to be $11 to $13 million once the equivalent volume has been fully transferred to other production sites.

The Company estimates the quarterly shutdown charges in 2017 to be: approximately $1.1 million ($0.7 million after tax, or approximately $0.01 per diluted share) in first quarter 2017; approximately $1.1 million ($0.7 million after tax, or approximately $0.01 per diluted share) in second quarter 2017; approximately $2.9 million ($1.9 million after tax, or approximately $0.04 per diluted share) in third quarter 2017; and approximately $5.7 million ($3.7 million after tax, or approximately $0.07 per diluted share) in fourth quarter 2017.

Item 7.01	Regulation FD Disclosure.

The press release furnished in Exhibit 99.1 also provides an update on the Company’s business outlook, that is intended to be within the safe harbor provided by the Private Securities Litigation Reform Act of 1995 (the “Act”) as comprising forward looking statements within the meaning of the Act.

The information furnished in this Item 7.01, including the exhibit incorporated by reference, will not be treated as “filed” for the purposes of Section 18 of the Exchange Act, or otherwise subject to the liabilities of that section. This information will not be deemed incorporated by reference into any filing under the Securities Act, or into another filing under the Exchange Act, unless that filing expressly refers to specific information in this Report.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

99.1	Press release dated February 14, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DIODES INCORPORATED

Dated: February 14, 2017	By	/s/ Richard D. White
RICHARD D. WHITE
Chief Financial Officer

EXHIBIT INDEX

Exhibit Number	Description

99.1	Press release dated February 14, 2017